UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HINES REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HinesREIT
Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 24, 2007
To the shareholders of Hines Real Estate Investment Trust, Inc.:
This letter is being furnished to correct certain information contained in the proxy statement we mailed to you on April 24, 2007. On page one of the proxy statement under the heading “Information about the Meeting and Voting,” the correct total of our shares outstanding on the record date, April 9, 2007, is 99,488,239.
As a reminder, your vote is important, so please vote whether in person or by proxy.

By Order of the Board of Directors

Jeffrey C. Hines
Chairman

Houston, Texas
May 7, 2007